SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	identification No.)

38 Corporate Circle, Albany, New York		12203

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (518) 452-1242

None

(Former name or former address, if changed since last report.)

ITEM 7.01. REGULATION FD DISCLOSURE

On November 9, 2007, Trans World Entertainment Corporation issued a press release announcing that it has received a nonbinding proposal from its largest shareholder and Chief Executive Officer, Robert J. Higgins, to acquire outstanding shares of the Company that Mr. Higgins and his related persons and entities do not already own. At this time, Mr. Higgins and his related persons and entities hold approximately 40% of the issued and outstanding shares of the Company. Mr. Higgins’ preliminary proposal contemplates an offer to pay the Company’s shareholders $5.00 per share in cash. A copy of Trans World Entertainment Corporation’s press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference. A copy of the memo from Robert J. Higgins to Company employees is furnished with this report as Exhibit 99.2, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (c) EXHIBITS. The following are furnished as Exhibits to this Report:

Exhibit
No.	Description
----	---------------

99.1	Trans World Entertainment Corporation Press Release dated November 9, 2007.

99.2	Memo from Robert J. Higgins to Trans World Entertainment Corporation employees dated November 9, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date November 9, 2007	/s/ John J. Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
----	---------------

99.1	Trans World Entertainment Corporation Press Release dated November 9, 2007.

99.2	Memo from Robert J. Higgins to Trans World Entertainment Corporation employees dated November 9, 2007.